                                                                     EXHIBIT 4.7

--------------------------------------------------------------------------------------------------------------------
                        ORDER FOR SUPPLIES AND SERVICES                                    PAGE OF PAGE
--------------------------------------------------------------------------------
IMPORTANT: Mark all packages and papers with contract and/or                                 1       2
order numbers
--------------------------------------------------------------------------------------------------------------------
1. DATE OF ORDER        2. CONTRACT NO. (if any)                              6. SHIP TO:
                                                     ---------------------------------------------------------------
     6/14/02               GS-35F-0211L              a. NAME OF CONSIGNEE
----------------------------------------------------        CG C2CEN
3. ORDER NO.            4. REQUISITION/REFERENCE NO. ---------------------------------------------------------------

   DTCG23-02-F-AWL029      24-02-232AWL029           b. STREET ADDRESS
----------------------------------------------------    4000 Coast Guard Blvd
5. ISSUING OFFICE (Address correspondence to)        ---------------------------------------------------------------

   Commandant (G-ACS-4), U.S. Coast Guard            c. CITY            d. STATE    e. ZIP CODE
   2100 Second St, S.W.                                 Portsmouth          VA         23703-2199
   Washington DC 20593-0001                          ---------------------------------------------------------------
----------------------------------------------------
                       7 TO:                         f. SHIP VIA
----------------------------------------------------
a. NAME OF CONTRACTOR                                    Mr. Robert Feather
                                                     ---------------------------------------------------------------
   Mr. Wayne Hoyle                                                            8. TYPE OF ORDER
--------------------------------------------------------------------------------------------------------------------
b. COMPANY NAME

   Offshore Systems Ltd.                             [_] a. PURCHASE                [X] b. DELIVERY - Except for
----------------------------------------------------                                    billing instructions on the
c. STREET ADDRESS                                    REFERENCE YOUR: ___________        reverse, this delivery order
                                                     Please furnish the following       is subject to instructions
   107-930 West 1st Street, North Vancouver          on the terms and conditions        contained on this side only
---------------------------------------------------- specified on both sides of         of this form and is issued
d. CITY                 e. STATE       f. ZIP CODE   this order and on the attached     subject to the terms and
                                                     sheet, if any, including           conditions of the
   British Columbia         CA            V7P 3N4    delivery as indicated.             above-numbered contract.
--------------------------------------------------------------------------------------------------------------------
9. ACCOUNTING AND APPROPRIATION DATA                 10. REQUISITIONING OFFICE

          SEE PAGE 2                                     G-AWL
--------------------------------------------------------------------------------------------------------------------
11. BUSINESS CLASSIFICATION (Check appropriate box(es))

[_] a. SMALL         [X] b. OTHER THAN          [_] c. DISADVANTAGED         [_] D. WOMEN-OWNED
--------------------------------------------------------------------------------------------------------------------
12. F.O.B. POINT                 14. GOVERNMENT B/L NO.     15. DELIVER TO F.O.B POINT    16. DISCOUNT TERMS
                                                            ON OR BEFORE (Date)
    Destination
------------------------------
        13. PLACE OF
------------------------------
a. INSPECTION    b. ACCEPTANCE                                    31 Mar 2003                  1% - 20 days
   Destination      Destination
--------------------------------------------------------------------------------------------------------------------
                                      17. SCHEDULE (See reverse for Rejections)
--------------------------------------------------------------------------------------------------------------------
ITEM                                 QUANTITY                                                    QUANTITY
NO.        SUPPLIES OR SERVICES      ORDERED        UNIT       UNIT PRICE        AMOUNT          ACCEPTED
(a)                (b)                 (c)           (d)          (e)             (f)              (g)
--------------------------------------------------------------------------------------------------------------------
           See Pages 2 and 3

           Contractor DUNS NO.:
           245365127

           CAGE Code: #2C063

--------------------------------------------------------------------------------------------------------------------
                  18. SHIPPING POINT      19. GROSS SHIPPING     20. INVOICE NO.
                                              WEIGHT
                  --------------------------------------------------------------                  17(h) TOT.
                                        21. MAIL INVOICE TO:                                          (Cont.
                  -------------------------------------------------------------- $1,353,574.00        pages

SEE BILLING       a. NAME
INSTRUCTIONS         COMMANDANT (G-ACS-4/LLB)
ON REVERSE        --------------------------------------------------------------------------------------------------
                  b. STREET ADDRESS ( or P.O. Box)

                     2100 SECOND STREET, SW                                                       17(i)
                  --------------------------------------------------------------                  GRAND
                  c. CITY                  d. STATE          e. ZIP CODE         $1,353,574.000   TOTAL

                     WASHINGTON               DC                20593
--------------------------------------------------------------------------------------------------------------------
22. UNITED STATES OF                                            23. NAME (Typed)
    AMERICA BY (Signature)     /s/ Linda L Bonham                   Linda Bonham
                                                                TITLE: CONTRACTING/ORDERING OFFICER
--------------------------------------------------------------------------------------------------------------------

  US Coast Guard Deliver Order No. DTCG23-02-F-AWL029
  GSA Contract No. GS-35F-021 1L

                                                                     Page 2 of 3

  Section B - Supplies Or Services And Prices/Costs

  Item                                                     UNIT       TOTAL
  NO.          SUPPLIES OR SERVICES            AMT UNIT    PRICE      PRICE
--------------------------------------------------------------------------------

       The Contractor shall deliver the
       following supplies in accordance with
       the attached Statement of Work and
       Functional Requirement

  0001 Vessel Licenses for ECPINS-M Software   34  EA   $30,000.00 $1,020,000.00
       including customization of ECPINS 4.1

  0002 VME to PC Upgrade Kits                  34  EA   $9,611.00  $  333,574.00

       TOTAL CONTRACT PRICE                                        $1,353,574.00

  Section C - Description/Specifications/Work Statement

  See Attachment 1 and 2.

  Section D - Packaging and Marking

  No additional clauses.

  Section E - Inspection and Acceptance

  US Coast Guard acceptance of the deliverables to be furnished hereunder shall be made at destination by the Contracting Officer's Technical Representative
  (COTR).

  Section F -Deliveries or Performance

  F.1 - 52,252-2 - Clauses Incorporated by Reference(Feb 1998)

  This delivery order incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es): http://www.arnet.gov/far/

       FEDERAL ACQUISITON REGULATION (48 CFR CHAPTER 1) CLAUSES

       52.247-35      F.O.B. DESTINATION, WITHIN CONSIGNEE'S PREMISES (APR 1984)

  F.2 - Time of Delivery

  Item 0001: 60 days AR0 with final acceptance by the USCG in March 2003.

  Item 0002: 60 days AR0

  F.3 - Place of Delivery - Destination

  All deliverables shall be sent to the COTR at the address in Block 6 on page one of this delivery order.

  Section G - Contract Administration Data

  G.1 - ACCOUNTING AND APPROPRIATION DATA

       2/A/6B/099/00/0/160201/70372/3109          $796,220,00 INCREASE

       2/A/2F/099/00/0/120301/70372/3109          $557,354.00 INCREASE

  US Coast Guard Delivery Order No. DTCG23-02-F-AWL029
  GSA Contract No. GS-35F-0211L

                                                                     Page 3 of 3

  G.2 - Government Contacts

        COTR: Mr. Robert Feather, (757) 686-2123, is hereby designated as the COTR for this Delivery Order. Mr Feather's address is in Block 6, page one of this Order.

        Contracting Point of Contact: MS Linda Bonham is the Contracting Officer for this Delivery Order. Please contact Ms. Bonham at (202) 267-2480, or via e-mail at Ibonham@comdt.uscg.mil for any contractual issues/concerns regarding this Delivery Order.

  G.3 - Invoicing Requirements

      (a) In addition to the requirements of Section 1 clause 52.232-25, Prompt Payment, the requisition/purchase request number found in Block 4 on page one must be included on an invoice for it to constitute a proper request for contract payment. An original and two copies shall be submitted to the Contracting Officer at the address in Block 21, page one, of the Delivery Order. Failure to submit your invoice directly to the Contracting Officer will delay prompt payment.

      (b)     Payment terms for Item 1:

              The contractor shall invoice 90% of the total price for Item 0001 upon delivery of the ECPINS 4.1 licenses at the USCG delivery address (Block 6, page one) and the remainder upon USCG final acceptance by the appointed COTR.

      (c)     Payment terms for Item 2:

              Net 30 days

  SECTION I - Contract Clauses

  I.1 -52.252-2 - Clauses Incorporated by Reference (Feb 1998)

  This delivery order incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es): http://www.arnet.gov/far/

        FEDERAL ACQUISITON REGULATION (48 CFR CHAPTER 1) CLAUSES

        52.232-1       PAYMENTS (APR 1984)
        52.232-25      PROMPT PAYMENT (FEB 2002)
        52.232-33      PAYMENT BY ELECTRONIC FUNDS TRANSFER-CENTRAL CONTRACTOR
                       REGISTRATION (MAY 1999)

        TRANSPORTATION ACQUISITION REGULATION (TAR) CLAUSES

        1252-242-73 CONTRACTING OFFICER'S TECHNICAL REPRESENTATIVE (OCT 1994)

 SECTION J - List of Attachments

Attachment 1 -Statement of Work for ECPINS Chart Engine Upgrade
Attachment 2 - ECPINS CG Functional Requirements

                                                                         4/12/02
                                                           ECPINS4.x Upgrade SOW

                          UNITED STATES COAST GUARD
                 COMMAND AND CONTROL ENGINEERING CENTER (C2CEN)
                             PORTSMOUTH, VIG1NIA

               STATEMENT OF WORK for ECPINS CHART ENGINE UPGRADE

Part I: General information

A. Introduction
The U.S. Coast Guard will upgrade the primary navigation system on JUNIPER
(WLB) and KEEPER (WLM) class buoy tenders. This effort will consist of upgrading software and replacing equipment that is no longer supportable or available.

B. Background

The Coast Guard began replacing its fleet of buoy tenders in 1995. Under this project, ECPINS (Electronic Chart Precision Integrated Navigation System), developed by Offshore Systems Ltd., was installed as the primary navigation system. ECPINS is a commercial product that has been modified to support the Coast Guard's Aids-to-Navigation (ATON) mission. A second ECPINS system, based on the commercial version of ECPINS, was installed on each ship as a back-up navigation system in 1999. A key feature of the back-up system is a chart engine capable of displaying all available electronic chart formats.

Coast Guard policy changes, based on advances in electronic chart technology, require upgrading the primary navigation system with a new chart engine. To support the new chart engine, the VME processors in the existing system must also be upgraded. VME processor boards that currently exist will be made equivilent to the installed back-up system.

C. Scope of Work
The ECPINS baseline with the chart engine upgrade will be modified to support ATON operations on 30 buoy tenders and two ship simulators. This modification will re-use mission specific software enhancements and interface specifications currently available in ECPlNS version 1.73. This upgrade will be fully compatable with the existing backup system to reduce operating, training, and support costs.

D. Applicable Documents
1.    ECPINS 4.x Functional Requirements Document. Provided as enclosure (1).
2.    ECPINS 4.x upgrade kit parts list. Provided as enclosure (2).

Part II:
A. Work Requirements
1. The contractor shall provide materials required to upgrade ECPINS systems on thirty (30) ships and two ship simulators.
2. Hardware, software, and documentation necessary to upgrade each system shall be assembled and delivered as an upgrade kit.
3. All parts included in the upgrade kit shall be bench tested at the vendor facility to verify proper operation prior to delivery.

                                                                         4/12/02
                                                           ECPINS4.x Upgrade SOW

B. Technical Requirements

1. The upgraded system must be capable of rendering electronic charts in the following formats:
     a. International Hydrographic Office (IHO) S-57 format as specificed by the National Oceanic and Atmospheric Administration (NOAA).
     b. DNC format as specified by the National Imaging Management Agency of DoD.
     c. EN3 format as specified by the National Oceanic and Atmospheric Administration (NOAA)
     d. NTX format, Offshore Systems Ltd.
2.   The upgraded system must be compatable with the existing back-up system.
3. The upgraded system must be able to re-use existing data (ie. Routes, markers, mariners notes and chart corrections) and support the electronic transfer of data between the primary and backup navigation systems.
4. The upgraded system must limit any impact to training by reusing the existing user interface.
5. Operator and maintenance manuals affected by changes to the system must be updated.
6. Each ECPINS upgrade kit shall include a printed and electronic copy of documentation.

C. Deliverables

1. Hardware. The contractor shall provide the hardware required to support the ECPINS chart engine upgrade on thirty (30) buoy tenders and two ship simulators.
2. Materials required to upgrade each system shall be assembled and delivered in a separate upgrade kit.
3. Software. Each upgrade kit shall include software necessary to upgrade existing ECPINS systems to the new baseline. An installation disk shall be provided with each upgrade kit Software will be delivered in two phases. Phase one will include critical functionality identified by the Coast Guard in the software requirements specificiation; Phase two will be a final delivery of software functions as identified by the Coast Guard in the software requirements specification.
4. Documentation. Operations and technical or maintenance manuals shall be included in each upgrade kit.

Part III: Supporting Information

A- Place of Performance
1. ECPINS upgrade kits shall be tested and assembled at the vendor facility. Delivery of kits shall be FOB, to USCG vessels designated by U. S. Coast Guard Command and Control Engineering Center (C2CEN), Portsmouth VA

B. Contractor Furnished Items.
1. The contractor shall provide al1 facilities, personnel, and materials required to assemble, test, and ship upgrade kits for this contract except for Government furnished items stated below.

C. Period of Performance
1. Hardware upgrade kits shall be available 60 days from date of contract award.
2. Software modifications shall be tested and delivered 1 year from contract award.

D. Special Conditions
1. CG vessels may not be in home port. Delivery directions will be provided 30 days in advance of scheduled installation date.

E. Government Furnished Property and Services
1. The government will provide delivery directions and an installation schedule.
2. The government will perform actual installation of the ECPINS upgrade kits.

F. Acceptance criteria
1. Acceptance of the upgrade kits will be based on actual delivery of the kits and inspection of contents by Coast Guard.
2. Software acceptance will be based on the results of qualification testing by government personnel.

    WLM/WLB IPT   ECPINS-CG Functional Requirements   C2CEN Engineering
    -------------------------------------------------------------------

                                  ECPINS CG RFQ

     Contractor shall provide an Electronic Chart system with the following functionality:

    ----------------------------------------------------------------------------
     1. Offshore Systems Ltd. ECPINS v 4.1 software functionality
    ----------------------------------------------------------------------------
     The ECPINS product modified in accordance with the requirements listed herein shall be referred to as ECPINS-CG. IAW COMTINST 3530.24 1. e-f, ECPINS is defined as a United States Coast Guard (USCG) ECINS (Electronic Charting and Integrated Navigation System), not an ECDIS (Electronic Chart Display and Information System). The following are approved chart types for use with USCG ECINS and ECPINS-CG shall comply with these chart format and related USCG requirements:

       1. S-57 charts issued on the authority of a government hydrographic office (i.e., NOAA, Canadian Hydrographic Service).
       2.  Digital Nautical Charts(R)(DNCs) issued by NIMA.
       3. Commercial vector charts that have been procured under contract with a source approved by USCG Headquarters.
       4. In addition, if vector charts meeting standards above are not available for a particular geographic area, then raster charts issued on the authority of a government hydrographic office or procured from a source approved by USCG Headquarters are authorized.
    ----------------------------------------------------------------------------
     2. Critical Capabilities to be added to the ECPINS v 4.1 Baseline prior to initial deployment of the first ECPINS-CG Baseline.
    ----------------------------------------------------------------------------
     2.1 ECPINS-CG shall carry forward the form, fit, and function of ECPINS
     1.73.3 To include:
    ----------------------------------------------------------------------------
     2.1.1 ECPINS 1.73.3 I/O Interfaces, Functionality, and redesigned MPP.
    ----------------------------------------------------------------------------

     ECPINS-CG shall carry forward from ECPINS 1.73.3 all User and Administrative functionality, system serial interface, and Ethernet connections. Unless otherwise specified by the USCG, all WLM/WLB configurations and customized USCG display formats shall be brought forward from ECPINS 1.73.3 for each new release of ECPINS-CG. Appendix A contains a minimum list of ECPINS 1.73.3 functions to be carried forward with the ECPINS-CG upgrade. Any additional ECPINS functions available with ECPINS
     1.73.3 not listed in Appendix A shall also be delivered.

     In addition, the ECPINS 1.73.3 Most Probable Position (MPP) functionality shall be upgraded to meet the following new ECPINS-CG MPP requirements:

     The ECPINS-CG Most Probable Position (MPP) processing shall be designed to provide the ISCS with a stable, non-erratic position for ownship. The MPP shall be designed to reject ownship positions received from GPS, DGPS, or Loran-C sensors that are determined by the MPP to be outside of a maximum distance allowed for next reported ownship position. "Maximum distance allowed" is determined by the MPP smoothing window calculated to improve the accuracy of ownship's next displayed and logged position. It is calculated based on the time elapsed since the last quality fix was accepted by MPP and the greatest distance ownship could have traveled since receiving the last quality fix. This shall prevent erratic maneuvering of ownship due to erroneous sensor data received whenever transiting in either the Follow Track or Hold Position modes.

     The boundaries of ownship's MPP smoothing window shall be determined based on ownship's track history and the resulting computed averaged course, as well as the maximum distance ownship could have traveled based on ownship's heading and speed (CMG and SMG if available, otherwise Ordered Course and Speed) since the last smoothed position used by the MPP that was determined to be acceptable for use as ownship's position by ECPINS CG and the DPS.

     MPP shall be available as an operator selectable primary or secondary sensor source for ECPINS CG ownship's position. In the event of a continuous loss of reliable DGPS or GPS data for more than 10 seconds, and if the secondary sensor source selected is not Loran-C, the MPP shall be capable of accurately predicting ownship's position for a minimum of 2 minutes. It is anticipated that ownship's ECPINS CG shall switch to either Visual Fixing or Loran-C as the Primary Sensor Source for ownship's
    ----------------------------------------------------------------------------

     --------------------------------------------------------------
     March 15/th/, 2002                                           1

WLM/WLB IPT         ECPINS-CG Functional Requirements       C2CEN Engineering
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
position whenever GPS or DGPS data is lost for more than 10 seconds. Accuracy required for the MPP computed position for ownship shall result in no more than 16 meters of deviation from ownship's true position after the continuous loss of DGPS or GPS for two minutes or less.

MPP shall not be required for use as a long term Sensor Source in the event of the loss of acceptable quality GPS or DGPS data. "Long term' in this regard is defined as being greater than two minutes in either the Hold Position or Follow Track mode of operation.

ECPINS-CG shall provide the same or better stability for DPS as was provided for the ISCS when using the ECPINS 1.73.3.3 system delivered to the US Coast Guard.
Notes:
     1.  ISCS = Integrated Ship Control System
     2.  DPS = Dynamic Positioning System
     3.  DGPS = Differential Global Positioning System
     4.  CMG = Course Made Good
     5.  SMG = Speed Made Good
--------------------------------------------------------------------------------
2.1.2 USCG Specific Screen Layouts (including new Large Screen Layout)

ECPINS-CG shall include the delivery of all ECPINS Configuration Files that maintain customization such that the newly installed ECPINS-CG electronic navigation software shall continue to support the "look and feel" customization required by the USCG for the ECPINS 1.73.3 Baseline.
--------------------------------------------------------------------------------
2.1.3 Xycom SCS Monitor

ECPINS-CG shall display the following data on the Xycom Helm Display:
     1.  Port Z-Drive Direction [nnn degrees]
     2.  Port Prop RPMs
     3.  Starboard Z-Drive Direction [nnn degrees]
     4.  Starboard Prop RPMs
     5.  Helm Angle [nnn degrees]
     6.  Ship's Heading [nnn.n degrees]
     7.  Ship's Speed [nn.n knots]
     8.  Water Depth [feet]

Note: This requirement only applies to the WLM Class Buoy Tenders.
--------------------------------------------------------------------------------
2.1.4 Turn Radius as a leg property display

ECPINS-CG shall display and communicate the following as properties of a leg contained in a route created using ECPINS-CG Route Planning:
     1.  Display Turn Radius data
     2.  Transmit Turn Radius data to DPS
     3.  Ensure that the Leg Property menu contains Turn Radius data
--------------------------------------------------------------------------------
2.1.5 Multiple Sensor Management

ECPINS-CG shall maintain the same capabilities as ECPINS l.73.3 regarding the user's ability to select from menus containing multiple sensor selection options. These menus shall be included within the Sensor Set Up menu. ECPINS-CG shall continue to offer the user with a Primary and Secondary source option.
--------------------------------------------------------------------------------
2.1.6 MPCMS Alarms and related Status Pages and data

ECPINS-CG and beyond is required to process MPCMS Alarms and related Status Pages and their data (WLB A/B, WLM). Appendix M contains a list of the minimum MPCMS Status Pages supported with ECPINS 1.73.3.
--------------------------------------------------------------------------------
2.1.7 LIU/GPS Settings

ECPINS-CG Invicta initialization setting shall be IAW C2CEN instructions.
--------------------------------------------------------------------------------
3 The following requirements are in addition to the first ECPINS-CG baseline.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
March 15/th/, 2002                                                             2

 WLM/WLB IPT             ECPINS-CG Functional Requirements   C2CEN Engineering
 -----------------------------------------------------------------------------

--------------------------------------------------------------------------------
 3.1 Dual Radar/ARPA Capability

 ECPINS-CG shall support a dual Radar and ARPA data capability for the WLB class Buoy Tenders.
--------------------------------------------------------------------------------
 3.2 Deleted.
--------------------------------------------------------------------------------
 3.3 Display Buoy AP Approach and Arrival Alerts

 ECPINS-CG shall display the following Alerts:
     1. Approach Alert
     2. Arrival Alert

 Note: ECPINS 1.73.3 uses the terms "Alarm" and "Warning" rather than the term "Alert". ECPINS CG shall use the term "Alert".
--------------------------------------------------------------------------------
 3.4 Display Set and Drift

 ECPINS-CG shall calculate and display the following information:
      1. Set
      2. Drift

 Set and Drift may be derived from ship's sensors whenever ownship is in water lock. Set and Drift may be dead reckoned whenever selected by the operator. Set and Drift calculated using dead reckoning shall use Ordered Speed to calculate Set and Drift.
--------------------------------------------------------------------------------
 3.5 Display Compass Rose

 ECPINS-CG shall display a Compass Rose that has the same look and feel as the Compass Rose Display available with ECPINS 1.73.3.
--------------------------------------------------------------------------------
 3.6 Turn Bearing features changed to read "Range and Bearing Line"

 The ECPINS 1.73.3 Baseline contains a feature labeled "Turn Bearing". Future ECPINS release of ECPIN-CG shall rename this label to read "RBL".
--------------------------------------------------------------------------------
 3.7 Range Rings for the Chart Window Feature

 ECPINS-CG shall display Range Rings superimposed on the Chart Window Display in the same manner as the ECPINS 1.73.3 baseline. The ECPINS-CG Range Ring display shall include range labels.
--------------------------------------------------------------------------------
 3.8 True Motion for the Chart Window Feature

 ECPINS-CG shall provide the operator with the ability to specify the display of True Motion on the Chart Window Display.
--------------------------------------------------------------------------------
 3.9 Center on a Fixed Position for the Chart Window Feature

 ECPINS-CG shall provide the operator with the ability to center the display of the Chart Window Display on a fixed position by entering a latitude and longitude.
--------------------------------------------------------------------------------
 3.10 Select Orientation for the Chart Window Feature

 ECPINS-CG shall provide the operator with the ability to select a chart orientation for the Chart Window Display.
--------------------------------------------------------------------------------
 3.11 Search By Route Name for Route Planning

 ECPINS-CG shall enable the operator to enter a route name to select a route. This capability shall be in addition to the ability to select a route from a scroll list of all routes contained within the route list.
--------------------------------------------------------------------------------
 3.12 Calculate Leg(s) Length for Route Planning

 ECPINS-CG shall enable the operator to specify two or more contiguous route segments (legs) within a route and then display the combined distance of the selected segments (legs).
--------------------------------------------------------------------------------
 3.13 Pop Up Keyboard

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
March 15/th/, 2002                                                             3

WLM/WLB IPT         ECPINS-CG Functional Requirements          C2CEN Engineering
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ECPINS-CG shall enable the operator to display and enter data using a pop up keyboard display similar to the capability available in the ECPINS 1.73.3 Baseline. This feature shall be available at all locations with ECPINS-CG displays. This includes the ECPINS-CG displays located at each SCS.
--------------------------------------------------------------------------------
3.14 Guard Zone Alarms

ECPINS-CG shall provide the operator with the same Guard Zone capability available in the ECPINS 1.73.3 Baseline.
--------------------------------------------------------------------------------
3.15 Anchor Watch Alarms

ECPINS-CG shall provide the operator with Anchor Watch capability including swing and drag circle alarms.
--------------------------------------------------------------------------------
3.16 Turn Off Sound

ECPINS-CG shall provide the operator with the ability to disable all sound and to restore it at a later time.
--------------------------------------------------------------------------------
3.17 ECPINS-CG user can modify APs received from APPS/ATONIS

ECPINS-CG shall enable the user to modify the AP of any Aid displayed as a result of processing an electronic file containing a list of APs extracted from the USCG APPS/ATONIS database application.

Notes:
     1. "APs" are "Assigned Positions" for ATON (Buoys). This may be a different position that the "CP", or "Charted Position".
     2.  ATONIS is the USCG Aids to Navigation Information System.
     3.  APPS is the USCG Automated Aid Positioning System.
--------------------------------------------------------------------------------
3.18 Continuous EBL to selected AP display

ECPINS-CG shall enable the user to display a continuously updated Range and Bearing from a user designated point of origin on ownship to a user designated AP.

The user shall be able to modify the default setting and the change shall remain until changed by the user. At a minimum this data shall be recalculated and displayed once a second.
--------------------------------------------------------------------------------
3.19 Data Logging - All USCG specific sensor related data and complete documentation for data log contents and format. Minimum data logging shall comply with IMO A.861 data logging requirements.

ECPINS-CG shall log data as required by IMO A.861 Performance standard for shipborne voyage data recorders (VDR's). ECPINS-CG shall have a position up-date time no greater than one second and have selectable scaling features. The system shall be capable of record and playback of all tracks and voyages, per WLB COR requirement 490 2.2.1.
--------------------------------------------------------------------------------
3.20 Provide sensor and data logging support for MPCMS Shaft RPM, Prop Pitch and Rudder Angle and Z-drive Shaft speed and orientation.

At a minimum ECPINS-CG shall provide data logging for:
     1.  MPCMS Shaft RPM
     2.  Propeller Pitch
     3.  Rudder Angle [WLB Only]
     4.  Z-Drive Shaft Speed [WLM Only]
     5.  Z-Drive Orientation [WLM Only]
--------------------------------------------------------------------------------
3.21.025 NM (50 yard) Zoom

ECPINS-CG shall enable the user to increase the ability to zoom a display from ..05 NM (100 yards) to .025 NM (50 yards).
--------------------------------------------------------------------------------
3.22 Weather Summary Display

This capability shall log true wind direction and speed, temperature, relative humidity, and barometric pressure. It shall enable the operator to enter the following:
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
March 15/th/, 2002                                                             4

WLM/WLB IPT           ECPINS-CG Functional Requirements        C2CEN Engineering
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     1.  Height of sea waves
     2.  Direction of sea waves
     3.  Height of sea swells
     4.  Direction of sea swells
     5.  Visibility
     6.  Cloud type
     7.  Cloud cover in tenths
     8.  Hourly Mileage

ECPINS-CG shall enable the user to print a USCG Standard Log-Weather Sheet IAW DOT USCG form CG 4308B (Rev. 9-01). With one entry per hour. Appendix W contains the required format. The required data fields and labels are listed below:
     (a) Vessel [name of ship such as "USCGC Frank Drew (WLM 557)]
     (b) Day [day of the week such as "Tuesday"]
     (c) Date (DDMMYY) [ddmmyy]
     (d) Zone Description [such as +5 Romeo]
     (e) Time [01 to 24 - hours of the day]
     (f) Distance Traveled [miles, tenths]
     (g) Winds If Estimated [Direction (true), Force (knots)]
     (h) Visibility [miles]
     (i) Barometer Sea Level (inches)
     (j) Temperature Dry Bulb
     (k) Temperature Wet Bulb
     (l) Clouds Amount (tenths)
     (m) Clouds Type
     (n) Sea Water Temp (degrees)
     (o) Ice Condition Amount (tenths)
     (p) Ice Condition Type
     (q) Ice Condition Ice Thickness (feet)
     (r) Sea Waves Direction (true)
     (s) Sea Waves Height (feet)
     (t) Swell Waves Direction (true)
     (u) Swell Waves Height (feet)
     (v) Total (distance traveled in 24 hours)
--------------------------------------------------------------------------------
3.23 Crosstrack Distance Graphic Display

ECPINS-CG shall provide a visual representation of Crosstrack Alarms for the active leg. The display shall present the user with lines displayed on the main route display. The user shall have the ability to enable and disable the display of Crosstrack Distance graphics.
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3.24 Polygonal Exclusion Zones for ARPA Targets

ECPINS-CG shall provide Polygonal Exclusion Zones capability for ARPA Targets. This capability shall increase the Polygonal Exclusion Zones available with ECPINS 1.73.3 from one zone to the ability for the operator to enter a minimum of up to 6 zones.

The Polygonal Exclusion Zone Alarms generated shall be visually displayed. This feature shall allow for reshaping of the zones.

This capability shall comply with IMO standards for polygon alarming and warning areas.
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3.25 Visual Fixes

ECPINS CG shall provide the operator with Visual Fixing capabilities that are enhanced from the ECPINS-CG 4.1 Baseline Visual Fixing capabilities. Visual fixes shall be incorporated into DR mode but there must be a position source override such that when in DR Mode, ECPINS-CG does not default to the MPP hierarchy.

In addition, the following new capabilities are also required for this feature:
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    l-  Computed Reckoning
    2-  Dead Reckoning

 Notes:
    (a) When taking a Visual Fix, USCG navigation teams would not be in MPP
        Mode.
    (b) "Computed Reckoning" is applied SMG/SOG and CMG/Heading to a last known position.

    (c) "Dead Reckoning" is applied ordered speed and ordered course to a last known position.
--------------------------------------------------------------------------------
 3.26 Markers / Hazards

 ECPINS CG shall offer another Marker / Hazard capability in addition to the Event Marker capability available in the ECPINS-CG 4.1 Baseline. ECPINS CG shall have a submenu that enables the operator to mark a position and get a constantly updating range and bearing.
--------------------------------------------------------------------------------
 3.27 Tides & Currents Graphical Display

 ECPINS-CG shall provide the operator with a Tides & Currents Graphical Display.
--------------------------------------------------------------------------------
 3.28 Exclusion Zone Alarms

 Unless otherwise specified, ECPINS-CG shall provide the operator with the same Exclusion Zone capability available in the ECPINS 1.73.3 Baseline.
--------------------------------------------------------------------------------
 3.29 Clearing Line

 ECPINS-CG shall provide the operator with clearing line capability per IMO specification.
--------------------------------------------------------------------------------
 3.30 ECPINS-CG ATON display of APs sent by ATONIS/APPS in a file.

 ECPINS-CG software delivery shall process a file generated by the ATONIS database application software. This file shall contain a list of APs (Assigned Positions) for Aids To Navigation (ATON). Each ATON in the file shall contain the name of the Buoy and the latitude and longitude of the AP.

 ECPINS-CG shall display each ATON at the latitude and longitude of the AP contained within the ATONIS file. The display shall be superimposed on the electronic chart currently being displayed each ECPINS-CG monitor.
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 Appendix A
 List of ECPINS 1.73.3 functions to be carried forward.

     1. ECPINS File Utilities: supports Mass Storage Assemblies using a DVD-ROM for loading data, charting, and program files
     2. ECPINS File Utilities: supports Mass Storage Assemblies using a SCSI hard drive for holding the Operating System, chart database, configuration files, and data files.
     3. ECPINS File Utilities: supports Mass Storage Assemblies using a 3.5 inch 1.44 MB floppy drive for loading or exporting files. These files include the export of route files, marker files, OSL Chart Corrections, screen-capture bitmaps, and data logs. ECPINS can load the following files from a floppy disk; route files, marker files, OSL Chart Corrections.
     4. ECPINS File Utilities: supports Video Graphics capable of supporting up to 1280 x 1024 at 16-bit color.
     5. ECPINS File Utilities: supports Ethernet communications between ECPINS-CG and the SafeNet LAN. ECPINS can transfer Chart Corrections to the back up System using the network. Field updates to Aids can be transferred across the network. So too can route data from the primary ECINS to the Back Up ECINS (ECPINS-NG).
     6. ECPINS File Utilities: supports Translating Routes between USCG SAR patterns and the Main ECPINS system
     7. ECPINS Program Capabilities: Independent Activities: such than an operator can select between route monitoring or route planning. Each mode of operation can display different charts. The Navigator Console
         (NC) remains independent of the Route Monitoring System, meaning, in part, that the NC operator can change chart scale, orientation, or display different chart features. Typically the NC is used for Route Planning.
     8. ECPINS Program Capabilities: Screen Layout: The ECPINS screen display can display up to two different user selectable views of chart windows. Each view can have the same or different magnification or orientation.
     9. ECPINS Program Capabilities: Radar Overlay: The Route Monitoring and Route Planning systems can display different radar overlays.
     10. ECPINS Program Capabilities: ARPA Contacts: ECPINS can display up to 20 ARPA contacts and will generate alarms for each contact that becomes a threat. Audible and Visual alarms are generated for each ARPA contact entering an operator-defined guard zone or exclusion zone. ARPA contacts with the guard zone are displayed in RED and have a letter
         "G" appended to their ID. When a RED ARPA contact leaves a guard zone it returns to its previous color. Similarly ARPA contacts in an exclusion zone change color to RED but they have a letter "E" appended to their ID.
     11. ECPINS Program Capabilities: Anti Grounding Function: ECPINS automatically scans an operator-defined cone for unsafe depth (as defined by depths shallower than the sum of the ownship draft and under-keel clearance). ECPINS detects charted hazards to navigation and unsafe depths that trigger audible warnings. ECPINS displays an anti-grounding "cone" when activated. The "cone" looks ahead using either SMG or a fixed distance selected by the operator.
     12. ECPINS Program Capabilities: Unsafe Soundings: ECPINS alerts the operator whenever ownship is heading into water that is too shallow for safe navigation. The Operator has a choice of IHO or OSL color schemes.
     13. ECPINS Program Capabilities: Trackball Positioning: The operator can obtain a readout of the cursor's position when the cursor is placed on top of the display of a chart.
     14. ECPINS Program Capabilities: Route Planning: Lines and waypoints for route planning can be overlaid on the display and removed at will. Routes can be named, saved, and retrieved for use later. Routes are communicated to the DPS subsystem for auto piloting.
     15. ECPINS Program Capabilities: Chart Base: The operator can add or remove data from the chart display. For example, text, symbols, or sounding values can be turned off to


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     avoid clutter. Text, symbols, or sounding remain at a constant size regardless of the scale of the chart displayed.
16. ECPINS Program Capabilities: Warnings and Alarms: ECPINS provides warnings and alarms to alert the operator of potentially hazardous conditions such as depth of the water is less than the set safe soundings
17. ECPINS Program Capabilities: Warnings and Alarms: ECPINS provides warnings and alarms to alert the operator of potentially hazardous conditions such as cross-track distance exceeds the acceptable distance defined and entered in the system by the operator,
18. ECPINS Program Capabilities: Warnings and Alarms: ECPINS provides warnings and alarms to alert the operator of potentially hazardous conditions such as whenever an ARPA contact enters the operator-defined guard zone or exclusion area.
19. ECPINS Program Capabilities: Warnings and Alarms: ECPINS provides warnings and alarms to alert the operator of potentially hazardous conditions such as whenever any portion of ownship drifts outside the anchor watch circle.
20. ECPINS Program Capabilities: Warnings and Alarms: ECPINS provides warnings and alarms to alert the operator of potentially hazardous conditions such as whenever ownship enters an operator -defined exclusion zone.
21. ECPINS Program Capabilities: Warnings and Alarms: ECPINS provides warnings and alarms to alert the operator of potentially hazardous conditions such as poor, degraded, or lost navigational data inputs.
22. ECPINS Program Capabilities: Warnings and Alarms: ECPINS provides warnings and alarms to alert the operator of potentially hazardous conditions such as failure of any of the navigational devices, e.g., gyro speed log, DGPS, or depth sounder.
23. ECPINS Program Capabilities: Warnings and Alarms: ECPINS provides warnings and alarms to alert the operator of potentially hazardous conditions such as failure of any meleorological sensors.
24. ECPINS Program Capabilities: Warnings and Alarms: ECPINS provides warnings and alarms to alert the operator of potentially hazardous conditions such as failure of the MPCMS sensors. ECPINS functions as a monitoring system for MPCMS and only a visual alarm is generated and logged.
25. ECPINS Navigational Aids Overview: ARPA Radar: ECPINS time tags data and monitors active ARPA radar for indications of threats from targets. ECPINS displays data from only one of two ARPA radars at a time. Each display contains data from up to 20 targets. The decision to define a target as a threat or as a lost contact is a feature of the ARPA radar subsystem.
26. ECPINS Navigational Aids Overview: Shallow Water Sounder (SWS): ECPINS time tags data and displays SWS data.
27. ECPINS Navigational Aids Overview: Dual DGPS: ECPINS time tags data and displays data from the selected DGPS subsystems.
28. ECPINS Navigational Aids Overview: Doppler Speed Log (DSL): ECPINS time tags data and displays DSL data. One output is for depth (DDL) and the other is for speed (DSL). The DSL is a dual axis speed log. The speed log can also be referenced to "Bottom Lock" (BL) or "Water Lock" (WL) modes. In BL mode shallow waters (under 600 feet) are read directly from the bottom. The reading approximates SOG. In WL mode speed is estimated through water. The DSL can also be set manually to this mode. For speed through water, the data allows ECPINS to calculate the current, set, and drift of ownship. BL and WL are in fore and aft and across ownship direction. Depth data is also available from the Doppler Speed Log in shallow range.
29. ECPINS Navigational Aids Overview: Deep Water Sounder (DWS): ECPINS time tags data and displays DWS data.
30. ECPINS Navigational Aids Overviews: Fluxgate Compass: ECPINS time bags data and displays Fluxgate Compass data.
31. ECPINS Navigational Aids Overview: Gyro Compass: ECPINS time tags data and displays Gyro Compass data.

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32.  ECPINS Navigational Aids Overview; Loran C: ECPINS time tags data and displays Loran C data.
33. ECPINS Navigational Aids Overview: Ownship Positioning: ECPINS time tags data and displays ownship position data. ECPINS uses position data received from selected sensor sources to calculate and display the position of ownship every second. If a position message is not received, ECPINS dead reckons ownship's position based on last known speed, heading, and position. ECPINS overlays an ownship symbol in the last received position on the chart at every position fix. Since these updates are at one-second intervals, ownship is tracked on the electronic chart in real-time. A position plot is placed on the chart at every position fix. The plot originates at the location of the currently active positioning device. The result of these plots is a visible plot of ownship's track history. The real-time nature of the display allows the navigator to perform the functions necessary for safe navigation. Examples of these functions are, grounding avoidance, collision avoidance, and route monitoring.
34. ECPINS Sensor Interface Overview: Dynamic Positioning System (DPS): ECPINS time tags data and logs DPS data. ECPINS communicates all data required for the DPS to maintain safe and accurate navigation when maneuvering ownship. ECPINS RTMON is the controlling system for communicating Most Probable Position (MPP) output to the DPS. ECPINS also outputs waypoint data and offset data output to DPS.
35. ECPINS File Printing Capability: ECPINS File Utility: ECPINS File Utility can print the following types of files; OSL Chart Report, Chart-correction Report, Route Reports, Marker Reports, and screen captures. The OSL Chart Summary report shall be in accordance with section 3.15.1 of the ECPINS ATON Technical Manual, 1.73.3 V 2.0 dated February 2001. The OSL Chart Corrections report shall be in accordance with section 3.15.2 of the ECPINS ATON Technical Manual, 1.73.3 V 2.0 dated February 2001. The Markers report shall be in accordance with section 3.15.3 of the ECPINS ATON Technical Manual, 1.73.3 V 2.0 dated February 2001.
36. ECPINS Operations: The ECPINS User Interface shall be in accordance with Chapter 4 of the ECPINS ATON Technical Manual, 1.73.3 V 2.0 dated February 2001. With the consent of the USCG some menu functions may be located using a different menu structure.


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Appendix M
List of ECPINS 1.73.3 MPCMS Status Pages to be carried forward with ECPINS-CG

ECPINS-CG shall carry forward all MPCMS data that is displayed in response to the selection of the following list of ECPINS 1.73.3 Menu options when using the various Status Board submenus for MPCMS Displays when operating in the Route Monitoring Subsystem (listed on page 4.1-22 of the ECPINS-ATON V 2.0 Technical Manual dated February, 2001 and verified by using the ECPINS 7.73.3 software installed in the WLB ISCTS at C2CEN):
     1.  Alarm Summary Menu: Page Alarms Down
     2.  Alarm Summary Menu: Page Alarms Up
     3.  Alarm Summary Menu: Acknowledge Alarm
     4.  Main Propulsion Menu: Reduction Gear & CPP 1/2
     5.  Main Propulsion Menu: Reduction Gear & CPP 2/7
     6.  Main Propulsion Menu: Port Main Engine
     7.  Main Propulsion Menu: Starboard Main Engine
     8.  Main Propulsion Menu: Acknowledge Alarm
     9.  Electric Plant Menu: Switchboard
     10. Electric Plant Menu: Ship Service Generator 1
     11. Electric Plant Menu: Ship Service Generator 2
     12. Electric Plant Menu: Emergency Generator
     13. Electric Plant Menu: Acknowledge Alarm
     14. Fire Fighting And Alarm Systems Menu: FFS-Fire Pumps & Firemain (ECCC Page 8)
     15. Fire Fighting And Alarm Systems Menu: FFS-AFT AFFF Page 1 of 2 (ECCC Page 9)
     16. Fire Fighting And Alarm Systems Menu: FFS-AFT AFFF Page 2 of 2 (ECCC Page 10)
     17. Fire Fighting And Alarm Systems Menu: FFS_FWD AFFF (ECCC Page 11)
     18. Fire Fighting And Alarm Systems Menu: FFFS_Fire Alarms (ECCC Page 12)
     19. Fire Fighting And Alarm Systems Menu: Acknowledge Alarm
     20. Remaining ECCC Pages Menu: Thruster Generator & Swithboard (ECCC Page
         13)
     21. Remaining ECCC Pages Menu: Bow & Stern Thruster (ECCC Page 14)
     22. Remaining ECCC Pages Menu: Bilge & Blst-Bilge Eductor (ECCC Page 15)
     23. Remaining ECCC Pages Menu: Ballast Tanks/Bilge Flooding Fr 0-50 (ECCC Page 16)
     24. Remaining ECCC Pages Menu: Bilge Flooding - Fr 5-- 110 (ECCC Page 16)
     25. Remaining ECCC Pages Menu: Deck Machinery - HPU (ECCC Page 17)
     26. Remaining ECCC Pages Menu: Auxiliary Systems - Water (ECCC Page 18)
     27. Remaining ECCC Pages Menu: Auxiliary Systems - Compressors, Waste Systems (ECCC Page 18)
     28. Remaining ECCC Pages Menu: Auxiliary Systems Page 2 of 3 (ECCC Page 19)
     29. Remaining ECCC Pages Menu: Auxiliary Systems Page 3 of 3 (ECCC Page 20)
     30. Remaining ECCC Pages Menu: Lube Oil System (ECCC Page 21)
     31. Remaining ECCC Pages Menu: Fuel Oil System (ECCC Page 22)
     32. Remaining ECCC Pages Menu: Spilled Oil Recovery System (ECCC Page 23)
     33. Remaining ECCC Pages Menu: Subsystem Frame Failure Page 1 of 2 (ECCC Page 24)
     34. Remaining ECCC Pages Menu: Subsystem Frame Failure Page 2 of 2 (ECCC Page 25)
     35. Remaining ECCC Pages Menu: RTU/Frame Failure Page 1 of 2 (ECCC Page 26)
     36. Remaining ECCC Pages Menu: RTU/Frame Failure Page 2 of 2 (ECCC Page 27)
     37. Remaining ECCC Pages Menu: Power Supplies Computer Throttles (ECCC Page
         28)
     38. Remaining ECCC Pages Menu: Subsystem Communication Alarms (ECCC Page
         29)
         Remaining ECCC Pages Menu: Acknowledge Alarm


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